Exhibit 10.11

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission.  Asterisks denote omissions.

START EDUCATION LOAN PROGRAM

MARKETING COORDINATION AGREEMENT

among

CHARTER ONE BANK, N.A.

and

THE FIRST MARBLEHEAD CORPORATION

This MARKETING COORDINATION AGREEMENT (this “Agreement”) is entered into by and between Charter One Bank, N.A., a national banking association organized under the laws of the United States having an office at 1215 Superior Avenue, Cleveland, Ohio 44114 (“Lender”) and The First Marblehead Corporation, a Delaware corporation having a principal place of business at 800 Boylston St., 34th Floor, Boston, Massachusetts 02199 (“Program Manager”).  This Agreement is dated as of April 26, 2005.

W I T N E S S E T H

WHEREAS, the parties desire that Program Manager coordinate the design, development, and testing of direct and mass marketing strategies for the Start Education Loan Program; and

WHEREAS, the parties desire to test the re-branding of the Start Education Loan Program and desire that Program Manager coordinate brand design and development as well as marketing design and development for such new loan program(s).

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is hereby agreed as follows:

Section 1:               DEFINITIONS.  Capitalized terms used herein without definition shall have the meaning assigned to them in that certain Note Purchase Agreement between Lender and Program Manager dated March 25, 2004.

1.01                        “Advertising Firm” has the meaning assigned in Section 2.01(a).

1.02                        “Applicable Law” means all laws, rules and regulations of the United States or the Commonwealth of Massachusetts.

1.03                        “Customer” means any individual who applies to Lender for and/or obtains from Lender a consumer-purpose financial product or service.

1.04                        “Customer Information” means (A) “nonpublic personal information” as such term is defined in the Privacy Requirements (as defined below); and (B) any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to a Customer, including, but not limited to: a Customer’s name, address, telephone number, account number, loan payment or transactional account history, account status; and the fact that the Customer has a relationship with Lender; provided however that De-identified Customer Information is Proprietary Information.

1.05                        “Damages” means any and all assessments, judgments, claims, liabilities, losses, costs, damages, or expenses, including, but not limited to, interest, penalties, and reasonable attorneys’ fees, expenses, and disbursements in connection with an action, suit or proceeding.

1.06                        “De-identified Customer Information” means Customer Information that has had all personal information, such as name, social security number, or address, which might allow a user to match data to a specific individual, removed. De-identified Customer Information is Proprietary Information.

1.07                        “EB Loans” or “Experimental Brand Loans” are Non-Referral Start Loans, with the exception that the loans are marketed and branded under a different name pursuant to Section 2.02.

1.08                        “EB Program Plan” has the meaning assigned in Section 2.02(b).

1.09                        “FindTuition Start Loans” shall mean Start Education Loans marketed by CAREERBUILDER, LLC, d/b/a FINDTUITION.COM (“FindTuition”) pursuant to that certain Services Agreement by and among the parties and FindTuition dated April 1, 2005 (the “Services Agreement”).  Any provisions set forth herein relating to FindTuition Start Loans, including, without limitation, the [**], shall only be effective if, as and when the First Amendment to Note Purchase Agreement and the Services Agreement have each been executed by the parties; otherwise, any reference to such term shall be disregarded for purposes of this Agreement.

1.10                        “First Amendment to Note Purchase Agreement” means the first amendment to the Note Purchase Agreement executed by and among the parties dated March 1, 2005.

1.11                        “Information Security Program” means written policies and procedures adopted and maintained to (A) ensure the security and confidentiality of Customer Information; (B) protect against any anticipated threats or hazards to the security or integrity of the Customer Information; and (C) protect against unauthorized access to or use of the Customer Information that could result in substantial harm or inconvenience to any Customer.

1.12                        “Initial Term” has the meaning assigned in Section 7.01.

1.13                        “Initial Vendors” means the Vendors approved by Lender upon execution of this Agreement to act as Advertising Firms, Marketers, Service Providers or any combination thereof, which are set forth in Exhibit A attached hereto.

1.14                        “Marketer” has the meaning assigned in Section 2.01(a).

1.15                        “Marketing Materials” means all promotional material prepared pursuant to the Start Program Plan (as defined below) or the EB Program Plan (as defined below), including without limitation printed materials, brochures, media script, television and radio content, telemarketing scripts, fliers, inserts and any web sites or web pages promoting Non-referral Start Loans and EB Loans.

1.16                        “Non-Referral Start Loans” are Start Education Loans not marketed by a Referral Marketer (as defined in the Wholesale Marketing Agreement) and for which no marketing fee is due to a Referral Marketer under a Referral Marketing Agreement.

1.17                        “Privacy Requirements” means (A) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq.; (B) federal regulations implementing such act and codified at 12 CFR Parts 40, 216, 332, and 573; (C) Interagency Guidelines Establishing Standards For Safeguarding Customer Information and codified at 12 C.F.R. Parts 30, 208, 211, 225, 263, 308, 364, 568, and 570; and (D) other applicable federal, state and local laws, rules, regulations, and orders relating to the privacy and security of Customer Information.

1.18                        “Program Agreements” means the following:

•                  Note Purchase Agreement between Lender and Program Manager of March 25, 2004, as amended (“Note Purchase Agreement”);

•                  Security Agreement between Lender and TERI of March 25, 2004 (“Security Agreement”);

•                  Control Agreement between Lender and Program Manager of March 25, 2004 (“Control Agreement”);

•                  Loan Origination Agreement between Lender and TERI of March 25, 2004 (“Loan Origination Agreement”);

•                  Guaranty Agreement between the Lender and TERI, as guarantor, of March 25, 2004 as amended (“Guaranty Agreement”); and,

•                  Wholesale Marketing Agreement between the Lender and Program Manager of October 23, 2004, as amended (“Wholesale Marketing Agreement”).

1.19                        “Program Loans” shall mean Start Education Loans and EB Loans.

1.20                        “Proprietary Information” shall mean information that a party receives during the course of and/or in connection with the performance of this Agreement (the receiving party hereinafter called the “Receiver”) that is a trade secret of the disclosing party (the party making the disclosure being hereinafter called the “Disclosing Party”) or is information which (a) is not generally ascertainable from public or published information, (b) provides the Disclosing Party with a competitive business advantage, and (c) if disclosed by the Receiver might cause competitive harm or otherwise adversely impact the interests of the Disclosing Party, including without limitation, any of the same relating to or owned by any subsidiary or affiliate of the Disclosing Party; provided however that Proprietary Information shall specifically exclude Customer Information.  Proprietary Information shall include without limitation De-identified Customer Information, and any information derived from, based on, or incorporating De-identified Customer Information, financial statements, costs and expense data, default and recovery statistics, loan program parameters, risk management strategies, information concerning operations and sales information.

1.21                        “Securitization Transaction” shall have the meaning assigned in the Note Purchase Agreement.

1.22                        “Service Mark” means all service marks set forth on Exhibit B attached hereto and any other mark or brand designated by Program Manager in writing as a test mark to be used in the EB Loan Program.

1.23                        “Service Provider” has the meaning assigned in Section 2.01(a).

1.24                           “Start Education Loans” means Start Education loans made by Lender conforming to the Program Guidelines, attached to the Guaranty Agreement, as the same may be amended from time to time (“Program Guidelines”).

1.25                        “Start Program Plan” has the meaning assigned in Section 2.01(b).

1.26                        “Vendors” means Advertising Firms, Marketers and Service Providers retained by Program Manager pursuant to this Agreement, to market EB Loans and Non-Referral Start Loans.

1.27                        “Work Product” means all deliverables, materials, software, flowcharts, ideas, concepts, designs, ad copy, and reports or other analyses which relate to the Start Program Plan (defined below) or the EB Program Plan (defined below), which are learned, developed or delivered during the course of and/or in connection with the performance of this Agreement.

Section 2:                                            COORDINATION SERVICES

2.01                        Non-Referral Start Loans.

(a)                                  Vendors.

(i)                                     In furtherance of its efforts to locate effective marketing outlets for the Start Education Loan Program, Lender hereby authorizes and directs Program Manager to select and retain at Program Manager’s sole cost and expense, subject to Lender approval as provided herein, one or more expert marketing firms to: (A) prepare content and strategies for mass marketing (such as television and radio) and direct marketing (such as telemarketing and web-based marketing) with respect to the loan program (such vendors collectively “Advertising Firms”) and (B) implement and administer all consumer contact in accordance with such content and strategies (such vendors collectively “Marketers”).

Program Manager shall not retain any Advertising Firm or Marketer without first providing to Lender at least ten (10) days advance written notice of the identity, qualifications, and general proposed activities of such Advertising Firm or Marketer.  In the case of any Marketer, Program Manager shall also provide with such notice specific information on how and where Marketer will conduct its marketing activities, how each prospective Customer will be directed to TERI for the purpose of initiating a loan application, and what, if any, Customer information will be collected by Marketer in connection with Marketer’s marketing activities.  Lender may object to the selection of such proposed Advertising Firm or Marketer during said ten (10) day period, in which case Program Manager shall meet with Lender to discuss Lender’s objections and will not retain such Advertising Firm or Marketer without Lender’s written consent. If

Lender does not object within the ten (10) day period, Lender shall be deemed to have approved such proposed Advertising Firm or Marketer for all purposes disclosed to Lender in the applicable notice from Program Manager.

(ii)           In addition, Lender hereby authorizes Program Manager to locate and retain one or more firms to provide ministerial services and production commodities in connection with services received from Advertising Firms and Marketers under this Agreement, including without limitation the provision of media commodities, electronic provision of a web-hosting environment, printing, letter shop, data processing, broadcast production and editing services (such vendors collectively “Service Providers”).

(b)                                 Test Marketing.  Program Manager will oversee the design and development of test marketing campaigns, and, based upon the results of such research, coordinate more broad-based campaigns (such services collectively “the Start Program Plan”). The purpose of the Start Program Plan shall be to test the efficacy of the media channels, placement, messaging and offers involved in promoting the Start Education Loan Program.

(c)                                  Marketing Material Compliance. Program Manager covenants that it will use its best efforts to cause all Marketing Materials developed pursuant to the Start Program Plan to comply with Applicable Law and to fairly and accurately present the Start Education Loans.  Program Manager shall submit all Marketing Materials to Lender for approval in accordance with Section 4.02(c). To the extent that content templates are prepared, Program Manager shall submit templates of Marketing Materials to Lender for approval in accordance with Section 4.02(c) and Program Manager may then direct the use of Lender-approved templates without the need to seek re-approval from Lender.

(d)                                 Program Manager Research; Ownership.  In consideration of Program Manager’s payment of the costs associated with the Start Program Plan, Program Manager shall own all right, title and interest in and to all Work Product. Work Product shall not constitute a “work made for hire” as that term is defined in the Copyright Act.  Program Manager may use Work Product for any lawful purpose, including without limitation, in support of other loan programs. Program Manager hereby grants Lender and its affiliates a nontransferable, nonexclusive license to use Work Product.  Program Manager may revoke this license at any time and this license shall terminate upon termination or expiration of this Agreement. Neither Work Product, nor any rights hereunder, may be transferred, assigned, leased or sub-licensed in whole or in part by Lender without Program Manager’s prior written consent.

Lender agrees to cooperate with Program Manager in the protection of any intellectual property rights that may derive as a result of services performed or Work Product delivered under the terms of this Agreement.  Lender agrees to provide reasonable assistance and to execute, acknowledge and deliver all documents reasonably requested by Program Manager in the establishment, publication, preservation, protection and enforcement of its rights in such Work Product.

2.02                           Experimental Brand Loan Program

(a)           Vendors.

(i)            In furtherance of its efforts to locate effective marketing outlets for education loans, Lender hereby authorizes and directs Program Manager to select and retain at Program Manager’s sole cost and expense, subject to Lender approval as provided herein, one or more Advertising Firms to prepare content and strategies for mass marketing (such as television and radio) and direct marketing (such as telemarketing and web-based marketing) with respect to the loan program and one or more Marketers to implement and administer all consumer contact in accordance with such content and strategies.

Program Manager shall not retain any Advertising Firm or Marketer without first providing to Lender at least ten (10) days advance written notice of the identity, qualifications, and general proposed activities of such Advertising Firm or Marketer.  In the case of any Marketer, Program Manager shall also provide with such notice specific information on how and where Marketer will conduct its marketing activities, how each prospective Customer will be directed to TERI for the purpose of initiating a loan application, and what, if any, Customer information will be collected by Marketer in connection with Marketer’s marketing activities.  Lender may object to the selection of such proposed Advertising Firm or Marketer during said ten (10) day period, in which case Program Manager shall meet with Lender to discuss Lender’s objections and will not retain such Advertising Firm or Marketer without Lender’s written consent. If Lender does not object within the ten (10) day period, Lender shall be deemed to have approved such proposed Advertising Firm or Marketer for all purposes disclosed to Lender in the applicable notice from Program Manager.

(ii)           In addition, Lender hereby authorizes Program Manager to locate and retain Service Providers to provide ministerial services and production commodities as necessary in connection with services received from Advertising Firms and Marketers under this Agreement, including without limitation the provision of media commodities, electronic provision of a web-hosting environment, printing, letter shop, data processing, broadcast production and editing services.

(b)                                 Test Marketing.  Program Manager will oversee the design and development of test brands and test marketing campaigns, and, based upon the results of such research, coordinate more broad-based campaigns (such services collectively “the EB Program Plan”). The purpose of the EB Program Plan shall be to test the efficacy of brands and media channels, placement messaging and offers in promoting education loan products.

(c)                                  Marketing Material Compliance. Program Manager covenants that it will use its best efforts to cause all Marketing Materials developed pursuant to the EB Program Plan to comply with Applicable Law and to fairly and accurately present the EB Loans.  Program Manager shall submit all Marketing Materials to Lender for approval in accordance with Section 4.02(c). To the extent that content templates are prepared, Program Manager shall submit templates of Marketing

Materials to Lender for approval in accordance with Section 4.02(c) and Program Manager may then direct the use of Lender-approved templates without the need to seek re-approval from Lender. Program Manager may submit proposed changes to the templates as needed.

(d)                                 Program Manager Research; Ownership.  In consideration of Program Manager’s payment of the costs associated with the EB Program Plan, Program Manager shall own all right, title and interest, including all copyright and proprietary rights, in and to all Work Product, including without limitation any and all trademarks developed pursuant to the EB Program Plan. Work Product shall not constitute a “work made for hire” as that term is defined in the Copyright Act.  Program Manager may use Work Product for any lawful purpose, including without limitation, in support of other loan programs. Program Manager hereby grants Lender and its affiliates a nontransferable, nonexclusive license to use Work Product.  Program Manager may revoke this license at any time and this license shall terminate upon termination or expiration of this Agreement. Neither Work Product, nor any rights hereunder, may be transferred, assigned, leased or sub-licensed by Lender in whole or in part without Program Manager’s prior written consent.

Lender agrees to cooperate with Program Manager in the protection of any intellectual property rights that may derive as a result of services performed or Work Product delivered under the terms of this Agreement.  Lender agrees to provide reasonable assistance and to execute, acknowledge and deliver all documents reasonably requested by Program Manager in the establishment, publication, preservation, protection and enforcement of its rights in such Work Product.

2.03                        Follow Up Marketing.  Program Manager may perform any additional services on behalf of Lender as agreed in writing by Lender and Program Manager.

2.04                        Analytical Work Product.   Program Manager shall use the data collected in activities conducted under sections 2.01, 2.02 and 2.03 of this Agreement to prepare analytical Work Product with respect to the results of those activities, including, without limitation, reports or studies regarding marketing trends, the effectiveness of content and media and of techniques for utilizing each of these. Such reports or studies may include comparative analyses of the capacity of experimental marketing techniques to reach customers not found through customary means (e.g., compare television responders to purchased target marketing direct mail lists).  Program Manager shall use any and all applicant and customer data collected in the activities described in sections 2.01, 2.02 and 2.03 for such purposes, subject in all cases to the confidentiality and data security provisions of this Agreement.

2.05                           Consideration.  As consideration for services performed by Program Manager under this Agreement, Program Manager shall be paid an annual fee payable in periodic installments, which shall become due concurrent with the closing of each Securitization Transaction. Such fee shall represent the recoupment of Program Manager’s overhead and expenses related to this Agreement and shall be payable through an assignment of a portion of Lender’s rights to the amounts set forth in: (i) Section 2.04 of the Note Purchase Agreement in subsection (e) of the paragraph that defines “Minimum Purchase

Price” for Start Program Loans (as set forth in the Note Purchase Agreement and as may be hereafter amended, the “Fee Provision”) and (ii) Section 2.04 of the Note Purchase Agreement in subsection (e) of the paragraph that defines “Minimum Purchase Price” for [**] Start Loans (as most recently set forth in the First Amendment to Note Purchase Agreement and as may be hereafter amended, the “[**] Fee Provision”)

In accordance therewith, Lender hereby assigns to Program Manager all right title and interest in those portions of the sums due under the Fee Provision and the [**] Fee Provision that are calculated as follows for each Securitization Transaction:

(a)                                  [**] sums due under the Fee Provision which relate to Non-Referral Start Loans (“S1”) minus [**] percent ([**]%) of the total principal of all Non-Referral Start Loans being transferred (“T1”), which is otherwise stated as [**]; and,

(b)                                 [**] sums due under the [**] Fee Provision (“S2”) minus [**] percent ([**]%) of the total principal of all [**] Start Loans being transferred (“T2”), which is otherwise stated at [**].

This assignment shall survive termination of this Agreement. Payments under this Section 2.05 are the sole consideration earned by or payable to Program Manager from Lender for its services under this Agreement.

2.06                           Intellectual Property Development.  Program Manager shall be responsible for obtaining and evaluating trademark conflict searches, as well as preparing and filing trademark applications at it own cost and expense.

Section 3:               SERVICE MARK LICENSE

3.01                           Service Mark License.  Program Manager hereby grants to Lender a limited, nonexclusive license to use the Service Mark.  This license is limited to uses to market loans pursuant to this Agreement and the Program Agreements. Program Manager may revoke this license at any time and this license shall terminate upon termination or expiration of this Agreement.

Section 4:               COVENANTS

4.01                        Covenants of Program Manager.  In furtherance of and in order to effectuate the foregoing, Program Manager agrees and warrants that:

(a)                                  Program Manager shall be responsible for coordinating the Start Program Plan and the EB Program Plan, including without limitation the development of advertising ideas and programs, and the design and preparation of the advertisements.

(b)                                 All Marketing Materials prepared pursuant to this Agreement shall be subject to Lender’s expedited prior review and approval process pursuant to Section 4.02(c); provided, however, that Program Manager may direct the use of Lender-approved templates without the need to seek re-approval from Lender.

(c)                                  Advertisements prepared pursuant to this Agreement shall not infringe any copyright, trademark or other proprietary right of any third party and will not defame, or invade the rights of privacy or publicity of any kind of, any third party.

(d)                                 Program Manager shall enter into appropriate contracts with all Vendors. Such contracts shall require that any marketing to prospective Customers, including but not limited to telemarketing, be conducted in the name of Lender and comply with all marketing procedures developed by Program Manager and approved by Lender. In addition, any such contracts shall contain, without limitation, the following provisions for the benefit of Program Manager and Lender:

(i)                                     Restrictions on Customer Information in full conformity with Program Manager’s obligations under Section 10 of this Agreement.

(ii)                                  Vendor management provisions in full conformity with Program Manager’s obligations under Section 11 of this Agreement.

(iii)                               Remedies available to Program Manager and Lender to enforce the foregoing, including without limitation equitable remedies to enforce obligations arising under Sections 9, 10, and 11 below.

(iv)                              Compensation provisions requiring that payment for all marketing to prospective Customers, if any, be compensated on a flat fee hourly basis, or other basis not tied to specific transactions.

(v)                                 Representations and warranties that the Vendor is duly qualified to do business and is in good standing (or is exempt from any requirements to so qualify) and has obtained all necessary licenses and approvals from any government authority within any jurisdiction that requires such qualification, license or approval (collectively the “Government Approvals”), except where the failure to obtain such Government Approvals would not have a material adverse effect on the Vendor’s ability to perform its obligations under such contract, nor a material adverse effect on Lender, Program Manager, or the Program Loans

(vi)                              A requirement that an opinion of Vendor’s outside counsel for the benefit of Program Manager and Lender be provided, in form and substance satisfactory to counsel for Program Manager and Lender, to the effect that Vendor has all Governmental Approvals necessary or appropriate for its performance of all of its obligations under such agreement, other than those Governmental Approvals the absence of which would not have a material adverse effect on the Vendor’s ability to perform its obligations under such contract, nor a material adverse effect on Lender, Program Manager, or the Program Loans.

(vii)                           Such other provisions as Lender may reasonably request for its protection as a third-party beneficiary of such contract.  Program Manager shall not enter into any such contract without first providing to Lender at least ten (10) days advance written notice of Program Manager’s intention to enter into such contract, together with a copy of the proposed form of the contract.  Lender may object to the form of the contract during said ten (10) day period, in which case Program Manager shall meet with Lender to discuss Lender’s objections and will not execute such contract without Lender’s written consent. If Lender does not object within the ten (10) day period, Lender shall be deemed to have approved such proposed contract in the form provided to Lender in the applicable notice from Program Manager.

The provisions of subsections 4.01(d)(vi) and (vii) shall not apply to contracts with the Initial Vendors, each of whom have been approved by Lender upon execution of this Agreement. Program Manager has provided copies of preexisting Agreements with [**] to Lender.  The remaining three Initial Vendors are Advertising Firms whose activities are clearly not licensable and whose agreements are in substantially final form. Program Manager shall provide copies of such agreements to Lender upon execution.

4.02                        Covenants of Lender.  In furtherance of and in order to effectuate the foregoing, Lender agrees that:

(a)                                  Lender shall fund all Non-Referral Start Conforming Loans and all Experimental Brand Conforming Loans pursuant to its obligations under the Start Education Loan Program Agreements.

(b)                                 Lender hereby authorizes Program Manager as its agent, to the extent permitted by applicable law, to use data collected from both Start Education Loan applications and inquiries and EB Loan applications and inquiries to conduct further marketing research, including but not limited to retaining sources of customer lists to compare such lists with data obtained from such inquiries. Any disclosure to third parties of test results, reports, analyses and copies of advertisements shall delete any reference to the Lender and any Customer Information, and Program Manager shall not refer to Lender in future use of such material without the Lender’s express written consent.

(c)                                  Lender shall provide an expedited review and approval process for all Marketing Materials submitted to it pursuant to this Agreement. Program Manager’s marketing department and legal counsel shall use best efforts to cause all Marketing Materials to comply with Applicable Law and the Start Education Loan Program (the “Initial Review”). Thereafter, Program Manager will forward such Marketing Materials along with opinion of legal counsel with respect to the Initial Review to Lender and Lender shall review the same within two (2) business days. Program Manager shall make all changes identified by Lender as legally required, which changes Lender shall warrant to be in conformity with Applicable Law and the Start Education Loan Program.

(d)                                 Lender shall instruct TERI to cause its subcontractor First Marblehead Education Resources, Inc. to provide Customer Information received in connection with applications generated under this Agreement to Program Manager.

Section 5:                                            REPRESENTATIONS AND WARRANTIES.

5.01                        Representations and Warranties of the Parties.  Lender and Program Manager each hereby represents and warrants to the other throughout the term of this Agreement that:

(a)                                  It is duly organized and existing in good standing under the laws of its state of incorporation (or in the case of Lender, under the laws of the United States) and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations in connection with this Agreement.

(b)                                 It is duly qualified to do business and is in good standing (or is exempt from any requirements to so qualify) and has used its best efforts to obtain all necessary licenses and approvals from any government authority within any jurisdiction that requires such qualification, license or approval, except where the failure to qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement or upon the Non-Referral Start Loans or EB Program Loans.

(c)                                  The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly approved and authorized by all necessary organizational action.  Each party acknowledges that this Agreement constitutes a legal, valid and binding obligation, that is enforceable in accordance with its terms, except that enforcement thereof may be limited by receivership, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether such matters are considered a proceeding in equity or at law) and the availability of equitable remedies.

(d)                                 The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement will not conflict with, violate or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any other properties are bound which would have a material adverse effect on it’s ability to exercise its rights or performance obligations hereunder.

(e)                                  As of the date hereof, there are no proceedings or investigations pending, or to the best of the knowledge of the party, threatened against it before any governmental authority: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; (iii) seeking any determination or ruling that, in reasonable judgment, would both materially and adversely affect the exercise by the Party of its rights or performance of its obligations under this Agreement; or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

Section 6:               CONDITIONS ON OBLIGATIONS

6.01                        Conditions on Obligations Relating to FT.com.  Any provisions set forth herein relating to FindTuition Start Loans, including, without limitation, the [**], shall only be effective if, as and when the First Amendment to Note Purchase Agreement and the Services Agreement have each been executed by the parties; otherwise, any reference to such term shall be disregarded for purposes of this Agreement.

Section 7:               TERM AND TERMINATION.

7.01                        Term of Agreement.  Unless earlier terminated under 7.02, 7.03, 7.04, 7.05, or 7.06 of this Agreement shall commence on the date set forth above and shall continue for a period of one (1) year from the May 1st immediately succeeding the date set forth above (the “Initial Term”).  Upon conclusion of the Initial Term or any succeeding term, this Agreement shall automatically renew for an additional one-year period on each May 1st; unless terminated by any party to this Agreement by written notice to the other party given at least ninety (90) days prior to the end of the then current term.

7.02                        For Cause Termination.  Either party to this Agreement may terminate this Agreement for cause if:

(a)                                  A party to this Agreement has breached any covenant, representation or warranty contained in this Agreement and has failed to remedy such breach within thirty (30) days after written notice from the non-breaching party specifying the breach and demanding cure; or

(b)                                 Another party to this Agreement shall be subject as a debtor in any bankruptcy, insolvency or other similar proceeding (including, without limitation a receivership conducted by a federal banking agency), which proceeding is not dismissed within sixty (60) days after the filing thereof.

7.03                        Termination of Program Agreements.  Either party may immediately terminate this Agreement upon termination of one or more of the Program Agreements.

7.04                        Termination by Program Manager.   Program Manager may terminate this Agreement by thirty (30) days written notice to Lender.

7.05        Termination due to Change in Control.

(a)                                  In the event that the Lender undergoes a Change in Control (as defined in subsection (b) below), Lender shall notify Program Manager of the same in writing promptly following the occurrence thereof.  In addition, Program Manager shall have the right, exercisable by written notice to the Lender within one hundred eighty (180) days following its receipt of such notice, to terminate the this Agreement.  In the event that Lender undergoes more than one Change of Control, Program Manager shall have the foregoing rights with respect to each such event.

(b)                                 For purposes hereof, the term “Change in Control” shall mean: any of the following in one or a series of transactions:  (1) the acquisition by any other entity, individual or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the common stock and/or other securities which have more than fifty percent (50%) of the combined voting power of the securities entitled to vote in the election of directors; or (2) the sale of a material portion of the assets to any other entity, individual or group; or (3) the reorganization, merger or consolidation in which the shareholders immediately before such event will not immediately thereafter own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated voting securities.

7.06                        Regulatory Suspension.  Program Manager may suspend its activities pursuant to this Agreement immediately on written notice if it determines that continued activity hereunder requires that it obtain a license, approval, or other governmental consent the lack of which could have a material adverse effect upon Lender, Program Manager, or the Start Education Loan Program.  Following receipt of such notice, Program Manager shall have one hundred eighty (180) days to obtain such license, approval or consent, and such suspension shall continue only so long as is necessary to obtain such license, approval or consent.  During such one hundred eighty (180) day period, Lender shall use commercially reasonable efforts to comply with Program Manager’s reasonable requests relating to such license, approval or consent and otherwise cooperate with Program Manager in Program Manager’s attempt to obtain address such license, approval or consent.  If such license, approval or consent is not obtained by the end of such one hundred eighty (180) day period, this Agreement shall automatically terminate.

7.07                        Effect of Termination.  Upon termination hereof, Lender shall cease all uses of the Service Mark, which is the property of Program Manager.  Lender’s nonexclusive license to use Work Product shall terminate.  Program Manager shall cease to coordinate and pay for marketing services for loans funded by Bank.  Program Manager may continue to perform coordination services on behalf of a new lender who has agreed to fund the Start Education Loan Program, and Lender shall not interfere with Program Manager’s efforts to arrange the same.

7.08                        Right and Obligations Upon Termination; Survival.  Termination of this Agreement shall not affect rights and obligations accruing prior to the date of termination including without limitation the provisions of Sections 2.01(d), 2.02(d), 2.04, 2.05, 3.01, 8, 9, and 10, all of which shall survive termination.

Section 8:                                            REMEDIES

8.01                        Remedies for Breach of Confidentiality Obligation.    The parties agree that any breach or threatened breach of Section 9 (Confidentiality) of this Agreement by the Receiver would cause not only financial harm, but irreparable harm to the Disclosing Party; and that money damages will not provide an adequate remedy for such harm.  In the event of a breach or threatened breach of Section 9 of this Agreement by Receiver, the Disclosing Party shall, in addition to any other rights and remedies it may have, be entitled to an injunction (without the necessity of posting any bond or surety) restraining the Receiver from disclosing or using, in whole or in part, any Proprietary Information.

8.02                        Remedies for Breach of Privacy and Security Obligations.  The parties agree that any breach or threatened breach of Section 10 of this Agreement by Program Manager would cause not only financial harm, but irreparable harm to Lender, and their respective affiliates; and that money damages will not provide an adequate remedy for such harm.  In the event of a breach or threatened breach of Section 10 of this Agreement by Program Manager, Lender shall, in addition to any other rights and remedies it may have, be entitled to (i) terminate this Agreement and any and all other agreements between Lender and Program Manager immediately; (ii) obtain equitable relief, including, without limitation, an injunction (without the necessity of posting any bond or surety) to restrain such breach; and (iii) pursue all other remedies Lender may have at law or in equity.

Section 9:                                            GENERAL CONFIDENTIALITY OBLIGATIONS

9.01                        [INTENTIONALLY OMITTED]

9.02                        General Confidentiality and Non-Disclosure Obligations; Exceptions.  The Receiver agrees to hold in confidence all Proprietary Information disclosed to Receiver by the Disclosing Party, provided that the following shall be excluded from the definition of Proprietary Information for the purposes of this Agreement:

(a)                                  ideas and information which, at the time of disclosure, are in the public domain or which, after disclosure, become part of the public domain through publication or otherwise through no fault of Receiver;

(b)                                 ideas and information which Receiver can show are lawfully in its possession at the time of disclosure and were not acquired, directly or indirectly, from the Disclosing Party or any of its affiliates;

(c)                                  ideas and information which are legitimately furnished to Receiver as a matter of right and without a binder of confidentiality from a third party; or

(d)                                 ideas and information developed independently and which Receiver can show by contemporaneous records were developed without reference to Proprietary Information received from the Disclosing Party or any of its affiliates.

9.03                        Specific Confidentiality Requirements.  To secure the confidentiality attaching to the Proprietary Information, Receiver shall:

(a)                                  keep all documents and any other material containing or incorporating any of the Proprietary Information at the usual place of business of the Receiver, subject to physical access restrictions acceptable to the Disclosing Party;

(b)                                 not use, reproduce, transform or store any of the Proprietary Information in any externally accessible computer or electronic information retrieval system unless such computer or system is secure against unauthorized access;

(c)                                  allow access to the Proprietary Information exclusively to those employees of Receiver who have a need to see and use it pursuant to this Agreement, and shall inform each of said employees of the confidential nature of Proprietary Information and of the obligations of Receiver in respect thereof;

(d)                                 make copies of the Proprietary Information only to the extent that the same is required for the purposes of this Agreement;

(e)                                  upon termination of this Agreement, destroy all documents and other materials in the possession, custody or control of Receiver that contain or incorporate any part of the Proprietary Information; and,

(f)                                    if requested by the Disclosing Party, cause any employee, representative, agent or subcontractor of Receiver to enter into a non-disclosure agreement with the Disclosing Party to protect Proprietary Information in a manner satisfactory to the Disclosing Party.

9.04                        Procedures for Security Breaches.  In the event Receiver knows or reasonably believes that there has been any unauthorized access (or attempted unauthorized access) to Proprietary Information in the possession or control of Receiver that compromises (or threatens to compromise) the security, confidentiality or integrity of such Proprietary Information, Receiver shall take the following actions:

(a)                                  immediately notify the Disclosing Party of such unauthorized access or attempted unauthorized access;

(b)                                 take reasonable steps to remedy the circumstances that permitted any such unauthorized access to occur; and

(c)                                  take reasonable steps to prohibit further disclosure of Proprietary Information.

9.05                        Exception for Disclosure Under Legal Process.  Receiver shall not be liable for the disclosure of any Proprietary Information, if such disclosure is made pursuant to legal process; provided, however, that Receiver shall exercise the same efforts to protect the confidentiality of such Proprietary Information as it would for its own confidential information pursuant to legal process, and shall make no such disclosure without giving at least thirty (30) days, or a shorter period if legally required when process is received, written notice to the Disclosing Party, together with a copy of the legal process compelling any such disclosure.

9.06                        Obligation not to Use Proprietary Information.  Receiver agrees that it will not, without the written permission of the Disclosing Party, use Proprietary Information for any purpose other than performance of its obligations under this Agreement, and agrees not to use, copy or disclose, directly or indirectly, to any third party other than its affiliates and professional advisors, if any, any Proprietary Information without the prior written consent of the Disclosing Party.

9.07                        Intellectual Property Rights.  In the event that Proprietary Information is or becomes the subject of one or more patents, copyrights or applications therefor, Receiver agrees and understands that the Disclosing Party will have all the rights and remedies available to it as a result of such patents, copyrights or applications.  This Agreement does not constitute a license for development, manufacture or sale by Receiver of products or services based on Proprietary Information or for use of Proprietary Information by Receiver except as provided herein.

9.08                        Receiver Obligations Following Termination.  In the event this Agreement is terminated for any reason, Receiver will:

(a)                                  promptly return to Disclosing Party the original and all copies of all Proprietary Information;

(b)                                 destroy all notes and copies thereof made by Receiver’s officers, employees, counsel, business advisers or agents containing Proprietary Information; and,

(c)                                  Upon request by Disclosing Party, Receiver shall provide an officer’s certificate from a senior officer of Receiver acceptable to the Disclosing Party which includes a description of all materials returned and/or destroyed in accordance with this Section 9.08, and certification that Receiver is in full compliance with the terms of this Section 9.08.

Section 10:                                      PRIVACY AND SECURITY OF CUSTOMER INFORMATION UNDER GRAMM-LEACH-BLILEY ACT

10.01                  Privacy of Customer Information Under Gramm-Leach-Bliley Act.

(a)                                  All Customer Information in the possession of Program Manager, other than information independently obtained by Program Manager and not derived in any manner from information obtained under or in connection with this Agreement, is and shall remain confidential and proprietary information of Lender.

(b)                                 Except in accordance with this Section 10.01 (b), Program Manager shall not disclose any Customer Information to any person or entity, including, but not limited to, any of Program Manager’s employees, agents, or contractors, or any third party which is not an Affiliate of Program Manager.  Program Manager shall disclose Customer Information only to the extent necessary to carry out Program Manager’s express obligations under this Agreement, and for no other purpose.

(c)                                  If Program Manager proposes to disclose Customer Information to any person or entity to assist Program Manager to perform its duties under this Agreement, Program Manager shall first enter into a written confidentiality agreement with such person or entity under which that person or entity would be restricted from disclosing, using or duplicating such Customer Information, except as contemplated under this Agreement.  Notwithstanding any such confidentiality agreement, Program Manager shall remain liable to Lender for any failure of such person or entity to comply with such confidentiality agreement.

(d)                                 If requested by Lender, any employee, representative, agent or subcontractor of Program Manager shall enter into a non-disclosure agreement with Lender to protect the Customer Information in a manner satisfactory to Lender, and Program Manager’s agreements with such person shall contain such a covenant.

10.02                  Use Of Customer Information Under Gramm-Leach-Bliley Act.  Except in accordance with this Section 10.02, Program Manager shall not use Customer Information for any purpose, including but not limited to the marketing of products or services to, or the solicitation of business from, Customers.  Program Manager may only use the Customer Information to the extent necessary to carry out Program Manager’s express obligations under this Agreement.

10.03                  Protection And Security Of Customer Information Under Gramm-Leach-Bliley Act.

(a)                                  Program Manager shall maintain at all times an Information Security Program.  Program Manager shall provide Lender with a copy of its Information Security Program upon request, and shall notify Program Manager of any changes to its Information Security Program.

(b)                                 Program Manager shall assess, manage, and control risks relating to the security and confidentiality of Customer Information, and shall implement the standards relating to such risks in the manner set forth in the Interagency Guidelines Establishing Standards for Safeguarding Customer Information set forth in 12 CFR Parts 30, 208, 211, 225, 263, 308, 364, 568, and 570.

(c)                                  Without limiting the scope of the above, Program Manager shall use at least the same physical and other security measures to protect all Customer Information in Program Manager’s possession or control, as Program Manager uses for its own confidential and proprietary information.

10.04                  Compliance With Privacy Requirements.  Program Manager shall comply with all applicable Privacy Requirements.

10.05                  Loan Purchase.  Without limiting the foregoing, Lender specifically agrees that, upon sale of Non-Referral Start Education Loans or EB Loans in a Securitization Transaction pursuant to the Program Agreements, Lender shall have no further interest in the customer relationship with the borrowers thereunder (hereinafter the “Borrowers”) and shall not use information obtained under this Agreement to solicit such Borrowers for any purpose.  The foregoing restrictions on solicitations applies only to use of information obtained pursuant to this Agreement and the Program Agreements.  Lender shall not be restricted from utilizing other sources of contact information for Borrowers, including, without limitation, any other relationship such Borrowers may have with Lender or their inclusion on a contact list purchased by Lender. Lender acknowledges that, upon sale of Non-Referral Start Education Loans or EB Loans in a Securitization Transaction pursuant to the Program Agreements, Program Manager shall have a customer relationship with the Borrowers and restrictions upon Program Manager’s use of Customer Information pursuant to this Section 10 shall no longer apply with respect to such Borrowers.

Section 11:                                      AUDIT RIGHTS AND OBLIGATIONS

11.01                  General Audit Rights.  Lender, its accountants, auditors, representatives and any federal, state or local governmental or quasi-governmental officials with regulatory authority over Lender or Lender’s affiliates shall have the absolute right, at Lender’s expense, with reasonable notice, at any time during or after the term of this Agreement:

(a)                                  to audit, examine, and/or copy all books, records, documents, other writings, information, whether in hard copies, electronic form or otherwise, relating to services to be provided by Program Manager under this Agreement, at the location(s) where Program Manager maintains such books, records, documents, writings and information; and

(b)                                 to conduct such other examinations, tests or investigations with respect to the services to be provided under this Agreement as Lender may deem necessary or desirable in Lender’s sole and absolute discretion, it being acknowledged and agreed by Program Manager that Lender shall have full and unrestricted rights of access at any time during normal business hours.

11.02                  Regulatory Agency Requirements.  Program Manager understands and acknowledges that Program Manager may be subject to examination by any federal, state or local governmental or quasi-governmental officials with regulatory authority over Lender and Lender’s affiliates.  Program Manager agrees to cooperate fully with any examination or inquiry by any such officials or other regulatory body or agency.  Program Manager further acknowledges that Lender, as agent for regulated financial institutions, is required to engage in ongoing oversight of its relationship with Program Manager, including, but not limited to, reviewing Program Manager’s financial conditions, compliance with privacy laws and regulations, insurance coverage, and performance under this Agreement. Program Manager agrees to notify Lender promptly in writing in the event it experiences any material adverse change, including but not limited to, material financial difficulty, other catastrophic event, material change in strategic goals, or significant staffing changes.

11.03                  Operational Audits  Upon reasonable notice from Lender, and subject to Program Manager’s reasonable security requirements, Program Manager shall provide to Lender (and Lender’s internal and external auditors, inspectors, regulators and other representatives that Lender may designate from time to time) access at reasonable hours to Program Manager’s personnel, to the facilities at or from which services are then being provided, and to Program Manager’s records and other pertinent information, all to the extent relevant to Program Manager’s obligations under this Agreement.  Such access shall be provided for the purpose of performing audits and inspections of Program Manager and its businesses and to examine Program Manager’s performance under this Agreement, including: (i) verifying the integrity of data related to or concerning the Start Program Plan or the EB Program Plan on Program Manager’s systems or otherwise in Program Manager’s possession and control; (ii) examining the systems that process, store, support and transmit such data; (iii) examining the controls (e.g., organizational controls, input/output controls, system modification controls, processing controls, system design controls and access controls) and the security, disaster recovery and back-up practices and procedures; (iv) examining Program Manager’s measurement, monitoring and management tools; and (v) enabling Lender to meet applicable legal, regulatory and contractual requirements.  Program Manager shall provide any assistance reasonably requested by Lender or its designee in conducting any such audit, including installing and operating audit software.

11.04                  Regulatory Audits.  Within thirty (30) days of its receipt, Program Manager shall provide Lender with a copy of the results of any audit performed by a federal, state or local regulator.  If such audit reveals that the services provided by Program Manager pursuant to this Agreement do not cause Program Manager’s operations to meet the auditor’s recommendation, then Program Manager shall provide such further services as are necessary to bring its operations into conformance with the auditor’s recommendations to such level and degree, at no cost to Lender.

Section 12:                                      MISCELLANEOUS

12.01                  Notices.  All notices, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed by Certified Mail, Return Receipt Requested, Postage Prepaid or sent by a nationally recognized overnight courier as follows:

(a)	If to Lender:
Charter One Bank, N.A. c/o
Citizens Bank of Rhode Island
Attn: Education Finance Department
725 Canton Street
Norwood, MA 02062

(b)	If to Program Manager:
The First Marblehead Corporation
Attn: Law Department
800 Boylston Street, 34th Floor
Boston, MA 02199-8157

With a copy to:
First Marblehead Education Resources, Inc.
Attn: Chief Operating Officer
31 St. James Avenue, 6th Floor
Boston, MA 02116

and

Richard P. Hackett, Esq.
Pierce Atwood
One Monument Square
Portland, ME 04101

(c)                                  Or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

12.02                  Merger/Entire Agreement.  This Agreement (including the Exhibits hereto), together with the Program Agreements, contains the entire understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. To the extent that the Program Agreements might apply to the transactions governed hereby in any manner that is inconsistent with the terms set forth herein, the terms of this Agreement shall control.

12.03                  Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Without limiting the foregoing, the parties agree that this Agreement shall be binding on each party’s successors by merger, consolidation or acquisition.  Either party may assign its rights and obligations under this Agreement, or the entire Agreement, to an entity that is either controlled by it or under common control with it; provided however, that any such assignment by Lender shall be to a national banking association that has the legal power and right to make Program Loans. Except as otherwise expressly provided herein, neither this Agreement nor the rights and obligations of any party hereunder, shall be assignable or transferable by such party without the prior written consent of the other party.

12.04                  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same document.

12.05                  Intent of the Parties.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

12.06                  Severability.   The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the remaining terms or provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

12.07                  Choice of Law.  This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to the conflict of law provisions thereof.

12.08                  Modification/Waiver.

(a)                                  This agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

(b)                                 No waiver of any of the provisions of this Agreement or any Exhibit shall be deemed to be or shall constitute a waiver of any other provision of this Agreement or any Exhibit, whether or not similar.  No waiver by any party of any breach or violation of this Agreement or any Exhibit shall be deemed or construed as a waiver of any subsequent breach or violation thereof, whether or not similar.  No delay on the part of any party in exercising any right, power or privilege hereunder or under any Exhibit shall operate as a waiver thereof. No wavier shall be effective unless such waiver is in writing.

12.09                  Third Party Beneficiaries.  Nothing in this Agreement or in any Exhibit shall entitle any Person other than the parties or their respective successors and permitted assigns to any claim, cause of action, remedy or right of any kind.

12.10                  Force Majeure and Restricted Performance.  If performance by any party hereto of any obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo or any Law, or any other act or omission whatsoever, whether similar or dissimilar to those referred to in this clause, which is or are beyond the reasonable control of that party, the party shall provide written notice to the other parties to this Agreement identifying the cause of the prevention, restriction, delay or interference and that party shall be excused from the performance to the extent of the prevention, restriction, delay or interference, so long as the party is taking reasonable action to accomplish such performance as promptly as possible under the circumstances.

12.11                  WAIVER OF RIGHT TO JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

12.12                  Relationship of the Parties.  This Agreement shall not be deemed to cause any party to this Agreement to be partners or joint venturers with another party hereto, nor shall any party be deemed to constitute another as an agent.  This Agreement relates only to the subject matter hereof and is not intended to, nor shall it be construed to, benefit any person or entity other than the parties, and there shall be no direct or indirect beneficiaries of this Agreement.

12.13                  Limitation of Liability.   Neither party nor its affiliates will be liable for incidental, indirect, consequential, special or punitive damages to the other party or any other entity, including but not limited to any loss of profits for all liabilities arising under or related to this Agreement, even if the applicable party has been advised of the possibility of such damages.

12.14                  Indemnity.  Program Manager hereby indemnifies and holds harmless Lender from and against any and all loss, cost, damage or expense (including without limitation, attorneys fees) incurred by Lender or its respective officers, employees, directors, representatives and agents to the extent such loss, cost damage or expense arises out of or results from any breach by Program Manager of any of its representations or warranties or covenants contained herein.

IN WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Agreement as of the date first set forth above.

CHARTER ONE BANK, NATIONAL ASSOCIATION

By:	/s/ Michael McFarlane
Its:	Senior Vice President

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Larry Lutz
Its:	Executive Vice President

TABLE OF EXHIBITS

Exhibit A	Initial Vendors

Exhibit B	Service Marks

EXHIBIT A

INITIAL VENDORS

1.	[**]
Services: Interactive ad development, email development, online media placement, analytical services, paid search

2.	[**]
Services: Advertising and direct mail development, production management, analytical services, media planning and buying

3.	[**]
Services: Advertising and direct mail development

4.	[**]
Services: Proprietary research and program analysis services

EXHIBIT B

Will contain START and ASTRIVE marks, as well as other FMC-licensed marks that are test branded under this program.

AMENDMENT
to
MARKETING COORDINATION AGREEMENT
START EDUCATION LOAN PROGRAM

This Amendment (“Amendment”) is entered into as of the 15th day of March, 2007, by and between Charter One Bank, N.A., (“Lender”) and The First Marblehead Corporation (“Program Manager”) with regard to the Marketing Coordination Agreement by and between Lender and Program Manager dated April 26, 2005 (“MCA”). Capitalized terms used herein without definition have the meaning set forth in the MCA.  Lender and Program Manager are hereinafter collectively referred to as the “Parties” and each individually as a “Party”.

WHEREAS, Lender has entered into a certain Web Listing Agreement of substantially contemporaneous date herewith with [**] (“[**] Agreement”); and

WHEREAS, the Parties agree to amend the consideration provisions of the MCA in order properly allocate fees earned by [**] under the [**] Agreement.

NOW THEREFORE, in consideration of these presents and the covenants contained herein the Parties hereto hereby agree as follows:

1.               Definitions.  Lender and Program Manager hereby amend Section 1 of the MCA by inserting the following definitions therein:

1.02A      “Astrive Loans” are Experimental Brand Loans marketed and branded under the Astrive mark pursuant to Section 2.02 of this Agreement.

1.10A      “Fourth Amendment to Program Agreements” means the fourth amendment to Program Agreements executed by and among the Parties and The Education Resources Institute, Inc. (“TERI”) and dated May 1, 2006.

2.               Recoupment of Expenses.  Lender and Program Manager hereby agree to amend and restate Section 2.05 of the MCA by deleting it in its entirety and adopting the following in place thereof and substitution therefore:

2.05                           Consideration.

(a)                                  Non-Referral Start Loans.  As consideration for services performed by Program Manager under this Agreement, Program Manager shall be paid an annual fee payable in periodic installments, which shall become due concurrent with the closing of each Securitization Transaction. Such fee shall represent the recoupment of Program Manager’s out-of-pocket costs and expenses associated with implementing and executing the EB Program Plan and shall be payable through an assignment of a portion of Lender’s rights to the amounts described in Section 2.04 of the Note

Purchase Agreement in subsections (d)(1)-(7) of the paragraph that defines the “Minimum Purchase Price” for “ASTRIVE DIRECT TO CONSUMER LOANS” (as most recently set forth in the Fourth Amendment to Program Agreements and as may be hereafter amended, the “Fee Provision”).

In accordance therewith and subject to subsection (b) below, Lender hereby assigns to Program Manager all right, title and interest in the amounts described in the Fee Provision minus [**] percent ([**] %) of the original principal amount ([**]) or (if less) the remaining principal amount ([**]) of the Non-Referral Start Loans being transferred.

(b)                                 [**] Loans. Notwithstanding anything else herein to the contrary, all compensation earned by [**] under the [**] Agreement shall be payable to [**] from the amounts described in the Fee Provision prior to any assignment of fees under subsection (a).

3.  Full Force and Effect. As amended herein, the MCA remains in full force and effect.

IN WITNESS WHEREOF, the Parties hereto by their duly authorized representatives have executed this Amendment as of the date first set forth above.

CHARTER ONE BANK, NATIONAL ASSOCIATION

By:	/s/ Dino DiMascio
Its:	Vice President

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Sandra M. Stark
Its:	Executive Vice President, Business Development